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                                                                   Exhibit 10.17



EMPLOYMENT CONTRACT




between




WASP INTERNATIONAL (PROPRIETARY) LIMITED
(Registration No. 93/0027/07)
("the Company")




and




ALBERT VAN URK
("the Employee")


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EMPLOYMENT

          The Company engages the Employee who agrees to accept the appointment as Executive Director - Research and Development on the terms and conditions set out in this agreement.

25 PERIOD OF EMPLOYMENT

25.1 This agreement shall commence on the date of signature of the agreement to which this agreement constitutes SCHEDULE 2 by the parties thereto and shall continue, subject to CLAUSE 36, for a period of two years thereafter.

25.2 By agreement between the Company and the Employee, from time to time, the parties may agree to extend the employment of the Employee for further periods of 1 year.


26 THE EMPLOYEE'S OBLIGATIONS

          The Employee shall -

26.1 perform the duties of an Executive Director - Research and Development as determined from time to time by the Company;

26.2 comply with all instructions given to him from time to time by the Company;

26.3      devote all his time and attention to his duties under this agreement;

26.4 while he is employed by the Company, not engage or take part, directly or indirectly, whether as an Employee or otherwise, in any other business without the prior written consent of the Company;

26.5 use his best endeavours to promote and extend the business and interests of the Company;

26.6 comply with all the Company's reasonable rules, regulations, policies, practices and procedures laid down from time to time for the efficient and harmonious operation of the Company's business.


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27 REMUNERATION

27.1 As remuneration for the services to be rendered by the Employee in terms of this agreement, the Company shall pay him, subject to 14.2, a yearly salary of R 500 000 (Five hundred thousand) payable when all the Company's other executive employees are paid.

27.2 At the end of each and every financial year of the Company, the Company shall review the salary referred to in 27.1.


28 MEDICAL AID, INSURANCE AND PENSION

28.1      The Employee shall:

28.1.1    be entitled to become a member of the Company's medical aid fund; and

28.1.2 become a member of the pension or provident fund operated by the Company from time to time.

28.2 If the Employee becomes a member of the medical aid fund, the Employer shall contribute a 50% of the amounts payable on a regular monthly basis to the medical aid scheme referred to in 28.1.1.

29 LEAVE

29.1 The Employee shall be entitled to 20 (twenty) working days leave on full pay after every 12 months of completed service in terms of this agreement; which leave shall be taken at a time convenient to the Company. Any leave entitlement in excess of 20 (twenty) working days per annum may be accumulated up to a maximum of 15 working days. The Company shall not unreasonably post pone the taking of leave.

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29.2      The Employee shall be entitled to sick leave in accordance with the
          Company's sick leave policy from time to time, details of which are set out in the Company's Service Manual.

30 CAR ALLOWANCE

30.1 The Company and the Employee shall, as soon as practicable after commencement of his employment, agree what portion of the remuneration set out in 27.1 shall be allocated to the provision of a car allowance policy, subject to the terms of the Company's car allowance policy.

30.2 The Company shall reimburse the Employee for all fuel and oil consumed by his vehicle used in the ordinary course of the Company's business, in accordance with the expenses incurred and subject to the Company's car fuel policy.

30.3 The Company shall reimburse the employee for all maintenance expense incurred in respect of the vehicle referred to in 30.1, in accordance with expenses incurred and subject to the Company's car maintenance policy.

30.4 The Employee shall be bound by the Company's car allowance, fuel, and maintenance policies, and changes to those policies from time to time.


31 ENTERTAINMENT, CLUBS AND PROFESSIONAL ASSOCIATION MEMERSHIP FEES

          The Company shall furnish the Employee with an entertainment allowance per month to entertain customers of the Company in the ordinary course of the Company's business and to enable the Employee to obtain membership in clubs and professional associations.

32 TRAVEL AND SUBSISTENCE

          The Company shall reimburse the Employee upon request for all domestic travel expenses (other than for fuel and oil referred to in 30.2) and domestic accommodation expenses, BONA FIDE incurred by the Employee on the Company's business, in accordance with the expenses incurred.

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33 TELEPHONE

          The Company shall reimburse the Employee for his recurring expenses incurred to MTN or Vodacom for the use of a cellular phone and related facility in connection with the Company's business.



34 CONFIDENTIAL INFORMATION

34.1 For the purposes of this clause 34 "the Confidential Information" means all the information referred to in 34.2.1.

34.2      The Employee acknowledges that -

34.2.1 during his employment with the Company he will have access to Confidential Information of the Company including, but without being limited to, information relating to the identity of customers and suppliers of the Company, the pricing methods of the Company, its trade connections, its manufacturing procedures and technologies, and its financial and marketing operations;

34.2.2 if any of the Confidential Information were to be given to or used by any of the Company's competitors or potential competitors the Company would be severely prejudiced and could suffer substantial damage and loss;

34.2.3 because he will have access to the Confidential Information during the period of his employment with the Company it is reasonable for the protection of the Company that he shall be restrained from using it for his own or anyone else's benefit.

34.3      For the reasons stated in 34.2 the Employee undertakes that -

34.3.1 for as long as he is employed by the Company and after the expiry or other termination of his employment for any reason, he will not divulge any of the Confidential Information to any person whatsoever except insofar as may be necessary for the proper performance of his duties to the Company in terms of this agreement; and


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34.3.2    he will not use any of the Confidential Information for his own or
          anyone else's benefit,

          unless and until, and then only to the extent, that the Confidential Information becomes public knowledge through no fault of his.

34.4 The provisions of this clause 34 shall survive the expiration or earlier termination of this agreement including any cancellation.


35 BOOKS OF ACCOUNT

          All books of account, records, papers and correspondence concerning and containing any reference to the Company's business shall be given up by the Employee to the Company whenever he is required to do so by the Company and in any event, on the expiration or earlier termination of his employment with the Company.


36 TERMINATION

36.1 The Company may cancel this employment contract summarily at any time if the Employee -

36.1.1    commits a material breach of his obligations under this agreement; or

36.1.2 acts in such a way or fails to act in such a way, which would entitle the Company to summarily dismiss him at common law; or

36.1.3    becomes insolvent or compounds with his creditors; or

36.1.4 is incapacitated (for any reason whatsoever) from performing all or any of his duties under this agreement for 4 consecutive months or for periods aggregating 6 months in any 12 consecutive months.

36.2 Should the Company be of the view that the Employee should be made redundant or should be retrenched in accordance with the Company's normal policy or that the Employee is incompetent or does not perform his work adequately then the Company shall give the Employee written notice to that effect and, within 14 days from the date of such notice, the parties shall meet to negotiate in good faith with a view to resolving the


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          issue in question. Should the parties be unable to resolve such issue to the satisfaction of both parties within 21 days of the date of the notice in question, then the parties shall be entitled to consider resolution by conciliation, mediation or arbitration according to the principles set out in clause 16 of the Shareholders Agreement.

36.3 The remedies referred to in 36.1 and 36.2 are not exhaustive and shall be in addition and without prejudice to any other remedies the Company may have, whether for summary cancellation or damages.


37 NON-VARIATION

          No alteration or variation to this agreement shall be of any force or effect unless it is recorded in writing and signed by all the parties to this agreement.


38 DOMICILIUM AND NOTICES

38.1 Each party chooses the address set out below as the address at which all notices and other communications must be delivered for the purposes of this agreement -


38.1.1    the Company at : Lakeside Place

                                   1 Ernest Oppenheimer Drive

                                   Bruma

                                   Johannesburg

                                   2198

                               Telefax Number : (011) 622-8973

38.1.2    Albert van Urk:          20 Van Rooy Street
                                     Potchefstroom


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                               Telefax Number : (018) 297 2121

38.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

38.3      Any notice to a party contained in a correctly addressed envelope and
          -

38.3.1    sent by prepaid registered post to it at its chosen address; or

38.3.2 delivered by hand to a responsible person during ordinary business hours at its chosen address,

               shall be deemed to have been received, in the case of 38.3.1, on the seventh business day after posting (unless the contrary is proved) and, in the case of 38.3.2, on the day of delivery.

38.4 Any notice sent by telefax to a party at its telefax number shall be deemed (unless the contrary is proved) to have been received -

38.4.1 if it is transmitted during normal business hours, within 2 hours of transmission;

38.4.2 if it is transmitted outside normal business hours, within 2 hours of the commencement of normal business hours on the first business day after it is transmitted.

38.5      Each party chooses the physical address set out opposite its name in
          38.1 as the address at which legal process must be delivered for the purpose of this agreement.

38.6 The parties shall be entitled at any time to change their addresses for the purposes of this clause 38 to any other address in the Republic of South Africa by giving written notice to that effect to the other.




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39 GENERAL

39.1 Any latitude or extension of time which may be allowed by any party shall not under any circumstances whatsoever act as an estoppel or be a waiver of that party's rights hereunder.

39.2 The parties to this agreement undertake to treat all matters relating to this agreement as being confidential and, therefore, shall not, without the written approval of the others, disclose the provisions hereof to any third party.

39.3 This agreement constitutes the entire contract between the parties and no other conditions, warranties, guarantees and representations shall be of any force or effect other than those which are included herein.


39.4 All the transactions and arrangements contemplated in this agreement constitute one indivisible transaction.

39.5 If any of the provisions of this agreement shall be held unenforceable in any pertinent jurisdiction, such event shall not affect the validity of the remainder of the provisions of this agreement.


40 INTERPRETATION

40.1      In this agreement, unless the context requires otherwise -

40.1.1    words importing any one gender shall include the other two genders;

40.1.2    the singular shall include the plural and vice versa;

40.1.3 a reference to natural persons shall include created entities (corporate and unincorporate) and vice versa.

40.2 The headings in this agreement have been inserted for convenience only and shall not be used for nor assist or affect its interpretation.

40.3 This agreement shall be interpreted and implemented according to the laws of the Republic of South Africa.

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SIGNED at                                                     on

                                                                   July 31, 1998

                                           For:     WASP INTERNATIONAL (PTY) LTD

                                         /s/ GUY REDFORD
                                         ---------------------------------------
                                         Signatory: Guy Redford
                                         Capacity:
                                         Authority:




SIGNED at                                                     on

                                                                  July 31, 1998

                                         /s/ ALBERT VAN URK
                                         ---------------------------------------
                                         ALBERT VAN URK